UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021 (June 22, 2021)

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55079	27-2343603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Liberty, 6th Floor Reno, NV 89501
(Address of principal executive offices)

702-990-3271
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms the “Company,” “our,” or “we” refer to Artificial Intelligence Technology Solutions Inc. and its subsidiaries.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2021, Mr. Garett Parsons submitted his resignation as a director of our Company effective as of June 22, 2021 (“Resignation Date”) as a result of personal health reasons.

In connection with the resignation of Mr. Parsons, the Company and Mr. Parsons entered into a resignation letter agreement (“Resignation Letter”). Pursuant to the terms of the Resignation Letter, Mr. Parsons will receive, among other things, a lump sum payment equal to $265,700 due and payable pursuant to the Consulting Agreement between Mr. Parsons and our Company filed as Exhibit 10.13 to our Form 8-K filed on March 2, 2021. Mr. Parsons was paid $37,700 on June 23, 2021, $110,000 on June 24, 2021, and a final payment of $118,000 on June 25, 2021. The Company plans to re-purchase Mr. Parsons’ preferred shares, however, does not have the ability to do so at the present time and there is no guarantee that it will be able to do so in the future. As a condition to payment of all of the foregoing amounts, Mr. Parsons will execute a release of claims in favor of the Company and its subsidiaries following his resignation. The Company plans to seek a replacement director in the future.

On June 23, 2021, our CEO posted the following on Social Media via Twitter, “We say goodbye to Garett with our best wishes and we continue to move forward at max speed. Some exciting clarity related to RAD G coming up next!”

On June 24, 2021, we entered into an employment agreement (“Agreement”) with Anthony Brenz. Under the Agreement, Mr. Brenz shall earn an annual base salary of $180,000 and may be eligible to receive a quarterly bonus at the discretion of the Company’s CEO. In addition to receiving the benefits available to salaried employees generally, Mr. Brenz is also eligible to participate in certain other compensation and benefit plans available to key employees including the Company’s stock award plan (“Plan”) within eighteen (18) months when the Plan is fully implemented.

The foregoing summary of the Resignation Letter is not complete and is qualified in its entirety by reference to the full text of the Resignation Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference. On June 23, 2021, we issued a press release announcing the resignation of Mr. Parsons. A copy of the press release announcing the resignation of Mr. Parsons has been filed as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference. The foregoing summary of the Agreement is not a complete summary and is qualified in its entirety by reference to the Employment Agreement, a copy of which has been filed herewith as Exhibit 10.2 and which is incorporated herein by reference.

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Resignation Letter dated June 22, 2021 between Artificial Intelligence Technology Solutions Inc. and Garett Parsons
10.2	Employment Agreement, dated as of June 24, 2021, between Artificial Intelligence Technology Solutions Inc. and Anthony Brenz
99.1	Press Release dated June 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2021	ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

/s/ Steven Reinharz
	Name:	Steven Reinharz
	Title:	President